Exhibit 21.1
                         SUBSIDIARIES OF THE REGISTRANT


         Stericycle of Arkansas, Inc., an Arkansas corporation

         Stericycle of Washington, Inc., a Washington corporation

         SWD Acquisition Corp., a Delaware corporation

         Environmental Control Co., Inc., a New York corporation

         Waste Systems, Inc., a Delaware corporation

         Med-Tech Environmental, Inc., a Delaware corporation

         Med-Tech Environmental (MA), Inc., a Delaware corporation

         Ionization Research Co., Inc., a California corporation

         3CI Complete Compliance Corporation, a Delaware corporation

         BFI Medical Waste, Inc., a Delaware corporation

         Browning-Ferris Industries of Connecticut, Inc., a Delaware corporation

         BFI Medical Waste, Inc., a Puerto Rico corporation

         Med-Tech Environmental Limited, an Ontario, Canada corporation

         Med-Tech Environmental (CDA), Ltd., a Canadian federal corporation

         Bio-Med Waste Disposal Systems, Ltd., an Ontario, Canada corporation

         507375 N.B. Ltd., a New Brunswick, Canada corporation